Exhibit 99.1

NUVERRA ENTERS INTO RESTRUCTURING SUPPORT AGREEMENT WITH NOTEHOLDERS HOLDING MORE THAN $365 MILLION IN SECURED DEBT;

COMPANY TO COMPLETE COMPREHENSIVE RECAPITALIZATION IN COURT;

RSA PROVIDES FOR OPERATIONS TO CONTINUE AS USUAL, WITHOUT INTERRUPTION, WITH EMPLOYEES, VENDORS AND TRADE CREDITORS TO BE PAID IN FULL IN THE ORDINARY COURSE OF BUSINESS

SCOTTSDALE, Ariz. (April 12, 2017) – Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) (OTCQB: NESC) announced today that it has entered into a Restructuring Support Agreement (“RSA” or the “agreement”) with the holders of more than 80% of the Company’s outstanding 12.50%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”) to complete a comprehensive recapitalization of the Company that will significantly deleverage the Company’s balance sheet, improve liquidity and support operations while the energy market recovers from the prolonged depression of oil and natural gas prices. The agreement provides that the recapitalization will be completed pursuant to a proposed prepackaged plan of reorganization (the “Plan”) through the filing of a chapter 11 restructuring (the “Restructuring”) on or before Monday, April 24, 2017. The Company expects to commence a solicitation of votes for the Plan no later than Thursday, April 20, 2017. All obligations and commitments under the RSA are subject to the terms and conditions provided therein.

Prior to the Company’s commencement of the Restructuring, business operations will continue uninterrupted and additional working capital will be provided by the Company’s term lenders.

Similarly, operations are expected to continue as usual and without interruption after the Company commences the Restructuring and throughout the in-court process. Additional liquidity, in the form of debtor-in-possession financing, is expected to be available during the Restructuring process to maintain operations. As a result, the Company anticipates that there will be no change in Nuverra’s ability to meet its customer needs, and customer agreements will remain in effect. Under the contemplated Plan, the Company’s vendors and trade creditors will be paid in full in the ordinary course of business. In addition, employees will be paid as usual and continue to receive benefits before and after the filings, pending customary court approvals.

The Company has been immersed in an ongoing process with lenders and noteholders to create a capital structure that its business can support while the energy market recovers from the prolonged depression in oil and natural gas prices. A significant part of that process is rightsizing Nuverra’s overall debt. The Board of Directors has determined that the best course of action at this time is an in-court, prepackaged plan of reorganization that will allow the Company to reduce its debt and obtain new financing so that the Company can continue to provide excellent service to its customers. The Company plans to complete this process quickly and without interruption to business operations. The Company expects to exit the restructuring process with a significant reduction in net debt.

Significant elements of the Plan as contemplated by the RSA and subject to the terms and conditions of the RSA include:

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•	Debtor-in-possession financing provided by the lenders under the Company’s asset-based lending facility and/or term loan;

•	Payment in full of all administrative expense claims, priority tax claims, priority claims and asset-based lending facility claims;

•	Payment in full of all undisputed customer, vendor or other trade obligations;

•	Conversion of $75 million in term loan claims into newly issued common stock;

•	Conversion of 2021 Notes into newly issued common stock and rights in the rights offering;

•	Cancellation of the Company’s 9.875% Senior Notes due 2018 and existing common stock;

•	A rights offering provided to the holders of the 2021 Notes, and, under certain conditions, the 2018 Notes and existing common stock to acquire, in the aggregate, $150 million of new common stock of the reorganized Company;

•	Exit financing, to the extent necessary; and

•	Company to emerge with significantly reduced debt.

The Company also announced today that it has retained Robert D. Albergotti of AP Services, LLC (and a Managing Director of AlixPartners, LLP), as Chief Restructuring Officer. Mr. Albergotti is responsible for the oversight and implementation of the Company’s restructuring efforts and will report directly to the Company’s board of directors. Mr. Albergotti brings to the Company expertise in the development and implementation of complex restructuring solutions to maximize value for all stakeholders, including expertise managing restructurings in chapter 11 cases.

The Company’s legal advisors include Shearman & Sterling LLP, Squire Patton Boggs (US) LLP and Young Conaway Stargatt and Taylor LLP. The Company’s financial advisor is Lazard Middle Market, LLC.

More information can be found in the Company’s Form 8-K being filed with the Securities and Exchange Commission today.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers focused on the development and ongoing production of oil and natural gas from shale formations. Our strategy is to provide one-stop, total environmental solutions and wellsite logistics management, including delivery, collection, treatment, recycling, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company’s website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding our ability to continue our operations without interruption prior to and throughout the chapter 11 proceeding, meet the needs of our employees, customers, and vendors, and successfully consummate the restructuring transactions. Any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the current default under our asset-based revolving credit facility and related cross-defaults under our other documents governing our indebtedness; difficulties encountered in restructuring our debt in the bankruptcy proceeding; risks of successfully consummating restructuring within the timeframes or on the terms contemplated; the ability to successfully consummate the bankruptcy proceeding; the potential that our debtholders can accelerate and foreclose pursuant to our debt obligations at any time; the ability to make the scheduled interest payments under the agreements governing our debt obligations, including the upcoming interest payments on our notes; potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our indebtedness; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

Abernathy MacGregor

Sydney Isaacs, sri@abmac.com, 713.999.5104

Rivian Bell, rlb@abmac.com, 213.630.6550

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